Exhibit 99.3

Frequently Asked Questions for employees — August 4, 2014 announcement

The Transaction

1.	Why is this happening and why is the Company going private?

•	A definitive merger agreement has been reached under which an affiliate of investment firm Court Square Capital Partners and J. Eric Pike, Chairman and CEO of Pike Corporation (the “Company”), will acquire the Company and take it private.

•	This transaction is an exciting new chapter for the Company, our employees and customers. We can immediately deliver value to shareholders, while continuing to execute our long-term growth strategy and focus on helping customers achieve their goals.

•	Under a new, private company structure, we will be better positioned to fully pursue and realize our end-to-end solutions strategy, continue organic and inorganic growth, and create additional opportunities for our employees and our customers.

2.	What are the next steps in the process?

•	The Board of Directors of the Company, on the unanimous recommendation of a Special Committee comprised of five independent and disinterested directors who negotiated the transaction with the assistance of independent financial and legal advisors, has adopted the merger agreement and will recommend that the Company’s shareholders approve the agreement. Mr. Pike did not participate in the Special Committee’s negotiations and recused himself from the Board vote regarding this transaction.

•	The Special Committee has negotiated as part of the merger agreement a 30-day “go-shop” period from the date of the merger agreement, during which the Special Committee—with the assistance of its independent financial and legal advisors—will actively solicit, receive, evaluate and potentially enter into negotiations with parties that offer alternative proposals. Following that period, the Special Committee will be permitted to continue discussions and enter into or recommend a transaction with any person or group that submitted a qualifying proposal during the 30-day period.

3.	When will the transaction be completed?

•	The transaction is expected to be completed in the second quarter of the Company’s 2015 fiscal year, subject to receipt of the Company’s shareholder approval and regulatory approvals, as well as satisfaction of other customary closing conditions.

4.	Is this good for the Company?

•	Yes. This transaction is an exciting new chapter for the Company, our employees and our customers. We can immediately deliver value to shareholders at a 50.8% premium to the share price on August 1, 2014, while continuing to execute our long-term growth strategy and focus on helping customers achieve their goals.

5.	Will there be organizational changes?

•	Our company name will not change – we are and will be Pike. Our brand and values remain unchanged. You still work for the same company and serve the same customers.

•	We have no current plans to restructure the Company as a result of the transaction. Until the transaction closes, we will remain a publicly traded company and will continue to report annual and quarterly financial results. Our 2015 fiscal year business plan remains unchanged and we will continue to execute it.

•	The proposed transaction will enable us to deliver immediate value to shareholders while we continue the integration of our acquired companies, the expansion of our national service line and pursuit of our long-term growth plan.

6.	What does it mean to cease being a public company and operate as a private company?

•	Upon closing of this transaction, which is subject to shareholder approval and satisfaction of other customary closing conditions, public shareholders of the Company will be entitled to receive $12.00 in cash, without interest, for each share of Company common stock they own. Following closing, the Company will be owned by Court Square and Mr. Pike, and shares of the Company’s common stock will no longer be traded publicly.

•	As a private company, our common stock will no longer be listed and traded on the New York Stock Exchange, ownership will no longer be available to public investors and we will no longer be subject to New York Stock Exchange rules and regulations and public company reporting requirements.

7.	Will the Company be moving headquarters?

•	No. The Company will continue to be headquartered in Mount Airy, North Carolina.

Employees

8.	How does this proposed transaction impact employees?

•	Court Square believes that our employees are a key to achieving our long-term business strategy and goals. It has been impressed with what we have accomplished and with the relationships our employees have with our customers.

•	We fully believe that we can and will achieve our transformation into a leading global, end-to-end solutions provider, but we are best served pursuing this route as a private company.

•	We expect that the proposed private structure will better support the integration of our acquired companies and our national service line expansion, allowing the Company to pursue our transformation and growth more quickly and creating more opportunities for our employees to grow and be successful.

•	We have no current plans for job eliminations as a result of the proposed transaction. Rather, the proposed transaction will enable us to accelerate our long-term growth plan and transformation, and maintain our focus on helping customers achieve their goals.

9.	What will happen to the Company’s equity (stock or options) that employees hold?

•	Under the terms of the merger agreement, employees will be entitled to receive $12.00 in cash, without interest and less such amounts as are required to be withheld or deducted under applicable tax provisions, for each share of the Company’s common stock they hold. For participants in our compensation plans who have received equity in the Company in the past (stock options, restricted stock units or shares of restricted stock), we will be communicating with you directly about your current vested and unvested Company equity and its treatment in this potential transaction.

10.	Can I sell my shares of the Company now? Can I exercise options and sell them now?

•	Employees are free to trade in the Company’s stock and exercise options except during Company-wide blackout periods. Employees who are subject to trading restrictions due to their role in the Company or involvement in special projects must obtain prior approval from Anthony Slater (EVP and CFO) or Tim Harshbarger (SVP of Human Resources).

Court Square

11.	Can you tell me more about Court Square?

•	Court Square brings specific and significant experience in a broad range of sectors, including telecommunications, gained through two decades of investing.

•	Court Square will provide long-term support to help the Company invest for growth and accelerate the Company’s transformation strategy.

12.	Does Court Square understand our business, our strategy and our culture?

•	Yes. Through its diversified portfolio of companies and through the diligence process it employed in evaluating the opportunity to acquire the Company, Court Square gained significant knowledge and understanding of our industry, the Company’s opportunities within the industry, and the Company’s strategy and culture. Court Square supports our long-term strategy to transform the business. Court Square will provide long-term support to help the Company invest for growth and accelerate the Company’s transformation strategy.

•	Court Square brings proven experience and expertise across many sectors developed through two decades of investing.

Customers

13.	How will this transaction impact our customers?

•	Customers can expect the superior solutions, services and experience they have come to rely upon from the Company, and it is important to reassure them of that.

•	We believe this transaction strengthens the Company’s capabilities to bring innovative and high-quality electric energy and telecommunication solutions to our customers.

•	We believe that ultimately our customers will benefit from our accelerated transformation to an end-to-end electric energy and telecommunication solutions provider.

•	The Company continues to have a solid balance sheet and cash flow, a strong management team and a nationally-recognized brand. Court Square is fully committed to winning in the marketplace and helping us to achieve our long-term business strategies.

Additional Information and Where to Find It

This filing may be deemed to be solicitation material in respect of the proposed acquisition of the Company by Court Square and Mr. Pike and their respective affiliates. In connection with the proposed merger, the Company will file with the Securities and Exchange Commission (the “SEC”) and furnish to the Company’s shareholders a proxy statement and other relevant documents. This filing does not constitute a solicitation of any vote or approval. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.

Investors will be able to obtain a free copy of the proxy statement, when available, and other relevant documents filed by the Company with the SEC at the SEC’s website at http://www.sec.gov. In addition, investors may obtain a free copy of the proxy statement, when available, and other relevant documents from the Company’s website at http://www.pike.com or by directing a request to: Pike Corporation, 100 Pike Way, PO Box 868, Mount Airy, North Carolina 27030, Attn: Investor Relations, (336) 719-4622.

Participants in the Solicitation

The Company and its directors, executive officers and certain other members of management and employees of the Company may be deemed to be “participants” in the solicitation of proxies from the shareholders of the Company in connection with the proposed merger. Information regarding the interests of the persons who may, under the rules of the SEC, be considered participants in the solicitation of the shareholders of the Company in connection with the proposed merger, which may be different than those of the Company’s shareholders generally, will be set forth in the proxy statement and the other relevant documents to be filed with the SEC. Shareholders can find information about the Company and its directors and executive officers and their ownership of the Company’s common stock in the Company’s definitive proxy statement for its most recent annual meeting of shareholders, which was filed with the SEC on September 17, 2013, and in Forms 4 of directors and executive officers filed with the SEC subsequent to that date.

Forward-Looking Statements

Any statements in this filing about prospective performance and plans for the Company, the expected timing of the completion of the proposed merger and the ability to complete the proposed merger, and other statements containing the words “estimates,” “believes,” “anticipates,” “plans,” “expects,” “will” and similar expressions, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Factors or risks that could cause the Company’s actual results to differ materially from the results the Company anticipates include, but are not limited to: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (ii) the inability to complete the proposed merger due to the failure to obtain shareholder approval for the proposed merger or the failure to satisfy other conditions to completion of the proposed merger, including the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the receipt of other required regulatory approvals; (iii) the failure to obtain the necessary financing arrangements as set forth in the debt and equity commitment letters delivered pursuant to the merger agreement, or the failure of the proposed merger to close for any other reason; (iv) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the transaction; (v) the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted against the Company and others relating to the merger agreement; (vi) the risk that the pendency of the proposed merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the pendency of the proposed merger; (vii) the effect of the announcement of the proposed merger on the Company’s relationships with its customers, operating results and business generally; and (viii) the amount of the costs, fees, expenses and charges related to the proposed merger. Consider these factors carefully in evaluating the forward-looking statements. Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in the Company’s Annual Report on Form 10–K for the fiscal year ended June 30, 2013, which was filed with the SEC on September 4, 2013, under the heading “Item 1A. Risk Factors,” and in subsequently filed Forms 10-Q and 8-K. The forward-looking statements represent the Company’s views as of the date on which such statements were made and the Company undertakes no obligation to publicly update such forward-looking statements.